EMPLOYMENT AGREEMENT

                                HLM DESIGN, INC.




         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into by and between HLM DESIGN, INC. (the "Company") and JOSEPH M. HARRIS, an individual residing at 21120 Blakely Shores Drive, Cornelius, North Carolina, 28031 (the "Employee").

         In consideration of the grant of options for the purchase of 50,000 shares of the Company's capital stock and the acceptance thereof by the Employee (the "Stock Options"), and in further consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Employee agree as follows:

                  1. Employment. The Employee shall perform such duties and responsibilities and shall serve in such capacities as may be assigned to him from time to time by the Company's Board of Directors. The Employee agrees to perform his duties and discharge his responsibilities, as assigned to him from time to time, faithfully, diligently and in a timely manner.

                  2. Compensation. All component parts and aspects of the Employee's compensation, including any salary, bonuses and any other form of compensation, shall be determined by the Board of Directors from time to time, and shall be paid to the Employee in accordance with the Company's standard policies and procedures. The Employee shall be paid an annual base salary in an amount no less than Three Hundred Thousand Dollars ($300,000) for each year that he remains an employee of the Company (the Employee's "Minimum Annual Salary").

                  3. Benefits. The Company shall pay the Employee a monthly automobile allowance of $2,500 per month, from which the Employee shall pay all expenses of providing his own automobile for business purposes, including but not limited to, fuel, maintenance, repairs, taxes and insurance. The Company agrees to reimburse the Employee for other reasonable business expenses which are incurred by the Employee, in compliance with the Company's policies with respect to incurring business expenses, in the performance of his duties hereunder. The Employee shall submit expense reports to the Company as required by Section 274 of the Internal Revenue Code. In addition, subject to and contingent upon the Employee meeting and complying with, and continuing to comply with, all eligibility and participation conditions and requirements, the Employee shall receive all hospitalization, major medical, and disability insurance benefits, as well as all other fringe benefits provided


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to or made available by the Company for its employees generally, in accordance with the terms and provisions of such insurance and benefit programs as they may exist from time to time.


                  4. Term. The initial term of the Employee's employment shall be for a period of three (3) years, which term shall commence on the effective date of this Agreement. Thereafter, the term of the Employee's employment shall automatically renew for successive periods of one (1) year. Each party reserves the right to terminate the relationship for any reason upon the giving of written notice to the other party at least six (6) months prior to the expiration of the then applicable term of this Agreement. In the event the Board of Directors of the Company at any time elects to not renew this Agreement or terminates this Agreement without cause, then the Employee's termination compensation shall include the payment by the Company to the Employee of an amount equal to three (3) times the amount of the Employee's Minimum Annual Salary ("Termination Compensation"), payable to the Employee in the same manner and at the same times as he would have received payment of his regular annual salary payments.

                  5. Termination for Cause. The Board of Directors of the Company may terminate the Employee's employment hereunder immediately for cause only for following causes:

                           (a) Failure of the Employee to be and remain duly and fully licensed and qualified as a practicing architect under the applicable laws, rules and regulations in the State of North Carolina or in another State so as to permit the Employee to perform his duties hereunder; or

                           (b) Conviction of the Employee, including a plea of nolo contendere by the Employee, of a crime involving an act of moral turpitude.

         In the event the Board of Directors of the Company terminates the Employee's employment for cause, ninety (90) days' advance written notice shall be required to be given to the Employee and no Termination Compensation shall be due or owing to the Employee. In lieu of such advance written notice, the Board of Directors of the Company may terminate the Agreement immediately; provided, however, in that event, the Company shall pay to the Employee an amount equal to three (3) times the amount of the Employee's compensation then in effect as of the date of his termination. The Employee's employment shall continue until the effective date of termination set forth in the Company's written notice of termination, unless terminated prior thereto by the Company as provided above. In such event the Employee shall remain bound by the provisions of paragraphs 6 through 10 below.



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                  6. Nonpiracy of Clients and Covenant Not to Compete.

                           (a) The Employee agrees that, during the term of the Employee's employment hereunder and for a period of three (3) years after the date of the termination of his employment hereunder for any or no reason, the Employee will not, directly or indirectly, as an individual or as an owner, agent, employee, independent contractor, consultant, officer, director, stockholder or partner of any architectural or engineering business or company, or of any partnership, corporation, association, or any other business organization or entity engaged in the business of providing architectural or engineering services:

                                    (i) sell, service, solicit, divert, take
                  away, or attempt to sell, service, solicit, divert or take away the business of any person known to the Employee to be a client of the Company and for whom the Company has provided architectural or engineering services within three (3) years prior to the date of the termination of the Employee's employment; or

                                    (ii) refer or direct to or accept for
                  himself or for any architectural or engineering company or business or to or for any partnership, corporation, association or any other business organization or entity engaged in the business of providing architectural or engineering services or to or for any person employed by or in any way affiliated with any of them, any inquiries or communications whatsoever about any business or services being provided by the Company at the date of any such inquiry or communication or which the Company had provided at any time during the one (1) year period immediately prior to the date of the termination of the Employee's employment (including, but not limited to, any requests for bids or proposals) from or by (a) any client of the Company during the one (1) year period immediately prior to the date of the termination of the Employee's employment or (b) any client which had been a client of the Company and for which the Company had provided services at any time during the one (1) year period immediately prior to the date of the termination of his employment (even though the Employee may have had a relationship with such client or may have considered such client to have been a potential or prospective client prior to the date of his employment by the Company; or

                                    (iii) lend his name to any business which
                  provides architectural or engineering services to persons who were clients of the Company, or persons who were prospective clients of the Company for whom the


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                  Company had prepared proposals or with whom the Company had entered into negotiations to provide architectural or engineering services, within the one (1) year period immediately prior to the termination of the Employee's employment with the Company.

                           (b) The Employee acknowledges that the Company's clients are located throughout the United States and that the Company's business in this regard is typical of the nature of the architectural and engineering business in general. The Employee accordingly agrees that the geographic territory or scope of the nonpiracy provisions and restrictive covenants contained in paragraphs 6(a)(i), (ii) and (iii) above are reasonable in that they are limited to the specific locations (or addresses) of each of the Company's clients protected by such nonpiracy provisions and restrictive covenants. The Employee likewise acknowledges and agrees that the time period or duration of such nonpiracy provisions and restrictive covenants are reasonable and that the three (3) year period following the termination of the Employee's employment and the three (3) year period in subparagraph 6(a)(i) and the one (1) year period in subparagraphs 6(a)(ii) and 6(a)(iii) prior to the date of the termination of his employment are reasonably necessary for the Company to protect its continuing business relationship with regard to each of its clients protected by such nonpiracy provisions and restrictive covenants. The Employee further acknowledges and agrees that all of the Company's clients are the sole and exclusive property of the Company and that such nonpiracy provisions and restrictive covenants are necessary to protect the Company's property and its business relationships with its clients. The Employee also acknowledges that he has sufficient training and skills to obtain similar and comparable employment to that provided him by the Company with another business or company and that the enforcement of the nonpiracy provisions and restrictive covenants contained herein against him by way of injunctive relief would not prevent him from earning a satisfactory living.

                  7. Nonpiracy of Proprietary Information and Trade Secrets. The Employee acknowledges that, during his employment, he will continue to acquire, be exposed to, or have access to, material, data and information that constitute valuable, confidential and proprietary information and trade secrets of the Company, which may include, without limitation, client lists, prospect lists, client needs, client contacts, methods of pricing, costs and sales data, financial statements and data, Company policies and procedures, Company business plans, processes, market studies, methods of marketing, business opportunities, customized computer software and other aspects of the Company's business operations. During and after the termination of his employment with the Company, the

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Employee shall not, directly or indirectly, use, misuse, misappropriate, disclose, divulge or make known to any architectural or engineering business or to any partnership, corporation, association, or any other business organization or entity engaged in the business of providing architectural or engineering services or to any person employed by or in any way affiliated with any of them, for any reason or purpose whatsoever, any of the Company's confidential and proprietary information and trade secrets, except as may be permitted by the Company in the course of the Employee's employment with the Company. In consideration of the unique nature of the confidential and proprietary information and trade secrets, all of the Employee's obligations pertaining to the confidentiality and non-disclosure thereof shall remain in effect in perpetuity or until the Company has released any such information into the public domain, in which case the Employee's obligations hereunder shall cease with respect only to such information so released. Provided, further, the Employee's obligations hereunder shall cease with respect to the Company's information relating to the identity of its clients (and their contacts, needs and projects) protected by the nonpiracy provisions and restrictive covenants contained in paragraphs 6(a)(i), (ii) and (iii) upon the expiration of the three
(3) year restricted period following the date of the termination of the Employee's employment with the Company.

                  8. Nonpiracy of Employees. The Employee agrees that for a period of one (1) year after the termination of his employment with the Company he will not, either directly or indirectly, in any manner or by any guise, recruit, solicit, divert, or take away nor attempt to recruit, solicit, divert, or take away any employee(s) of the Company.

                  9. Remedies. The Employee hereby acknowledges that each and every violation by him of the provisions of paragraphs 6, 7 and 8 hereof will cause the Company irreparable harm and damage and agrees that the Company shall be entitled to injunctive relief, by way of a temporary restraining order and preliminary and permanent injunctions, to restrain the Employee from each and every violation then occurring and from each and every future violation or threatened violation of such provisions during the time then remaining in either the three (3) year restricted period set forth in paragraphs 6 and 7 or the one
(1) year period set forth in paragraph 8, in addition to all other equitable and legal remedies available to the Company against him.

                  10. Miscellaneous.

                           (a) For purposes of this Agreement, the following
terms shall be defined as follows:


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                                    (i) The term "client" shall be defined to
                  mean and shall include each individual, corporation, partnership, association, limited liability company or limited liability partnership or any other business organization or entity for which the Company has provided architectural or engineering services, consultation or assistance at any time during the term of the Employee's employment or at any time during the three (3) year restricted period provided for in paragraph 6 hereof.
                                    (ii) The term "business" shall include, but
                  shall not be limited to, any and all kinds of architectural and engineering services and any other services or assistance provided by the Company to its clients at any time during the term of Employee's employment hereunder or at any time during the three (3) year restricted period provided for in paragraph 6 hereof.

                                    (iii) The terms "solicit" or "soliciting" or
                  "solicited" or "solicitation" shall be defined to mean to endeavor to obtain the business of a client of the Company either by asking, requesting, persuading, imploring, courting, importuning or wooing the client orally or in writing in any manner whatsoever or by responding in any manner whatsoever to any inquiry or other communication whatsoever initiated by or on behalf of a client in any way relating to the architectural or engineering needs of the client (including, but not limited to, the submission of a formal bid or proposal for the business of the client).

                                    (iv) The term "Company," for purposes of
                  paragraphs 6, 7 and 8 hereof, shall be defined to mean and include HLM Design, Inc. and any and all affiliated entities, whether owned by, controlled by or under common control with HLM Design, Inc., or for which HLM Design, Inc. performs managerial and/or administrative services pursuant to a written agreement.

                           (b) The Employee acknowledges that prior to or as a part of receiving the Stock Options he was informed fully by the Company and he understood and agreed that he would be required to enter into this Agreement containing the nonpiracy provisions and restrictive covenants set forth herein in consideration of and as a condition precedent thereto. The Employee acknowledges he has executed this Agreement freely and voluntarily and that it is fully binding and enforceable and effective as of the effective date of the grant of the Stock Options, even though it may have been signed by him and/or the Company subsequent to such date.



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                           (c) This Agreement shall be governed by and construed
         in accordance with the laws of the State of North Carolina. Any litigation under this Agreement must be brought in the State of North Carolina notwithstanding that the Employee may not at that time be a resident of North Carolina and cannot be served with process within the State of North Carolina. The Employee hereby irrevocably consents to the jurisdiction of the courts of North Carolina (whether state or federal) over his person.

                           (d) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                           (e) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective representatives, successors and assigns; provided, however, this is an Agreement for the personal services of the Employee and these services may only be provided by the Employee.

                           (f) The provisions of this Agreement shall be separable and a determination that any provision of this Agreement is either unenforceable or void shall not affect the validity of any other provision of this Agreement. Wherever possible all provisions shall be interpreted so as not to be unenforceable and any court of competent jurisdiction is authorized and directed by the parties to enforce any otherwise unenforceable provision in part, to modify it, to enforce it only to a degree and not fully, or otherwise to enforce that provision only in a manner and to an extent, or for a shorter period of time, that renders the provision valid or enforceable. The intent of the parties is that this Agreement be enforceable and enforced to the maximum extent possible after excising (or deeming excised) all invalid or unenforceable provisions, whether or not the remaining provisions are grammatically correct.

                           (g) This Agreement sets forth the entire understanding between the parties and all prior or contemporaneous written or oral agreements with respect to the subject matter hereof are merged herein. This Agreement cannot be amended except by a writing signed by both parties hereto. No waiver of any term or provision shall be deemed to be a waiver of any subsequent breach of any term or provision hereof.

                           (h) All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt); or (b) when received by the addressee if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below (or to such other

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            addresses as a party may designate by notice to the other party):

                           Joseph M. Harris
                           21120 Blakely Shores Drive
                           Cornelius, NC   28031

                           HLM Design, Inc.
                           Suite 2950
                           121 West Trade Street
                           Charlotte, NC   28202

         IN WITNESS WHEREOF, the parties have caused this Agreement to be
executed as by law provided, effective as of the        day of January, 1998.


                               HLM DESIGN, INC.



                               By:
                               Title:_____________________________




                                                              (SEAL)
                               -------------------------------
                               JOSEPH M. HARRIS, Employee




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